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Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 14, 2001 relating to the financial statements, which appears in the Bookham Technology plc Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
West London, England
September 10, 2003

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  Exhibit 23.3
Consent of Independent Accountants